VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 13, 2019, is entered into by and among each of the undersigned stockholders (collectively, “Stockholder”), in their capacities as stockholders of I.D. Systems, Inc., a Delaware corporation (the “Company”), the Company, ABRY Senior Equity V, L.P., a Delaware limited partnership, and ABRY Senior Equity Co-Investment Fund V, L.P., a Delaware limited partnership (collectively, “Audi”), and Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (“Porsche”). Stockholder, the Company, Audi and Porsche are referred to herein together as the “Parties” and each as a “Party.” Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Investment Agreement (as defined below).

WHEREAS, Stockholder owns of record and/or beneficially the number of shares of Company Common Stock set forth on Schedule A hereto (such Company Common Stock held by Stockholder together with any other shares of Company Common Stock acquired by Stockholder after the date hereof and during the Term (as defined below) being collectively referred to herein as the “Subject Shares”);

WHEREAS, Stockholder owns of record and/or beneficially the number of Company Options and Company Restricted Stock Awards, and other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, or exercisable for or convertible into Company Common Stock or other equity securities set forth on Schedule B hereto (such Company Options, Company Restricted Stock Awards and other such securities held by Stockholder together with any other Company Options, Company Restricted Stock Awards or other such securities of the Company acquired by Stockholder after the date hereof and during the Term being collectively referred to herein as the “Other Shares,” and together with the Subject Shares, the “Company Shares”);

WHEREAS, simultaneously with the execution of this Agreement, the Company, PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Parent (“Merger Sub”), and the Investors set forth on Schedule I affixed thereto (each being an affiliated fund of Audi), are entering into an Investment and Transaction Agreement, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms, the “Investment Agreement”), pursuant to which, among other things, (i) the Company will reorganize into a new holding company structure by merging Merger Sub with and into the Company (the “Parent Merger”), with the Company surviving as a wholly-owned subsidiary of Parent and (ii) Parent will issue and sell to the Investors, and the Investors will purchase from Parent, the Investment Shares, in each case, on the terms and subject to the conditions set forth in the Investment Agreement;

WHEREAS, simultaneously with the execution and delivery of the Investment Agreement, Parent, the Company, Porsche Holdco, Porsche Merger Sub and Porsche are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms, the “Porsche Merger Agreement”), pursuant to which, among other things, Porsche Holdco will acquire Porsche for consideration consisting of cash and shares of Parent Common Stock, on the terms and subject to the conditions set forth in the Porsche Merger Agreement (the “Acquisition”);

WHEREAS, each of the Boards of Directors of the Company, Parent and Merger Sub has (a) determined that the Parent Merger and other Investment Transactions are fair to and in the best interests of their respective companies and respective stockholders, (b) approved and declared advisable the execution, delivery and performance of the Investment Agreement and the consummation of the Parent Merger and other Investment Transactions, (c) resolved, in the case of the Company and Merger Sub, to recommend to their respective stockholders that such holders adopt the Investment Agreement, and (d) directed, in the case of the Company and Merger Sub, that the Investment Agreement be submitted to their respective stockholders for their adoption;

WHEREAS, each of the Boards of Directors of the Company and Parent has unanimously approved and declared advisable and in the best interests of their respective companies and respective stockholders, the Acquisition and other Acquisition Transactions;

WHEREAS, as a condition, and as a material inducement, to their willingness to enter into the Investment Agreement, the Investors have required that certain stockholders of the Company, including Stockholder, each execute and deliver a voting and support agreement, in the form and substance of this Agreement, simultaneously with the execution and delivery of the Investment Agreement; and

WHEREAS, as a condition, and as a material inducement, to its willingness to enter into the Porsche Merger Agreement, Porsche has required that certain stockholders of the Company, including Stockholder, each execute and deliver a voting and support agreement, in the form and substance of this Agreement, simultaneously with the execution and delivery of the Porsche Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and as a material inducement to the Investors entering into the Investment Agreement and Porsche entering into the Porsche Merger Agreement, the Parties agree as follows:

1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company, Audi and Porsche as follows:

(a) Authority; Execution and Delivery; Enforceability.

(i) Stockholder has all requisite power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform the obligations to be performed by Stockholder hereunder and consummate the transactions contemplated hereby. The execution and delivery by Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

(ii) The execution, delivery and performance by Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Stockholder under, any provision of any contract or agreement to which Stockholder is a party or by which any properties or assets of Stockholder are bound or any provision of any Order or Law applicable to Stockholder or the properties or assets of Stockholder.

(iii) No consent or approval of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 and Section 14 (as applicable) of the Exchange Act, as may be required in connection with this Agreement.

(b) Company Shares.

(i) Stockholder is the record and/or beneficial owner of and has good and marketable title to the Company Shares, free and clear of all Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer of the Subject Shares) other than pursuant to this Agreement, the Investment Agreement and, with respect to Other Shares, the Company Equity Plans and except for such transfer restrictions of general applicability as may be provided under the Securities Act and “blue sky” laws. Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case, other than the Company Shares. Stockholder has the sole right to dispose of the Company Shares, and none of the Company Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement or the Investment Agreement.

(ii) Stockholder has the sole right to vote the Subject Shares, and none of Stockholder’s Subject Shares is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares (other than this Agreement).

(iii) Stockholder has not entered into or agreed to enter into any option (other than with respect to the Other Shares), call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Company Common Stock, and has no agreement, arrangement or understanding with respect to any of the foregoing.

(c) Company Acquisition Proposals. Stockholder is not currently engaged in any discussions or negotiations with any Person (other than the Investors and Porsche) regarding any Company Acquisition Proposal.

(d) Legal Proceedings. There is no pending or, to the knowledge of Stockholder, threatened in writing, Proceeding against Stockholder that could reasonably be expected to prevent or delay Stockholder’s performance under this Agreement.

2. Covenants of Stockholder. Stockholder covenants and agrees as follows, during the Term:

(a) Voting of Shares.

(i) At the Stockholders’ Meeting, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Investment Agreement, the Porsche Merger Agreement, the other Transaction Documents or any of the Transactions is sought, Stockholder shall, including by executing a written consent solicitation if requested by the Company, Audi or Porsche, vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Stockholder Approval and (ii) any proposal to adjourn the Stockholders’ Meeting which the Company supports.

(ii) At every meeting of stockholders of the Company or at any adjournment or postponement thereof and in any other circumstances upon which Stockholder’s vote, consent or other approval (including by written consent) is sought, Stockholder shall vote (or cause to be voted) the Subject Shares against any (i) Company Adverse Recommendation Change, (ii) Company Acquisition Proposal or Company Superior Proposal, (iii) action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of the Company’s Affiliates under the Investment Agreement or the Porsche Merger Agreement, and (iv) amendment of the Company’s or Parent’s Certificate of Incorporation or Bylaws or other action, proposal or transaction involving the Company or any of its Subsidiaries (including, without limitation, Parent), which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the Investment Agreement, the Porsche Merger Agreement or any other Transaction Documents, inhibit the timely consummation of the Transactions or change in any manner the voting rights of any class of capital stock of the Company. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b) Grant of Irrevocable Proxy. Stockholder hereby irrevocably grants to, and appoints, each of Audi and any individual designated in writing by Audi, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to attend any meeting of stockholders of the Company on behalf of such Stockholder or otherwise cause all of the Subject Shares to be counted as present thereat for purposes of establishing a quorum, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, solely in a manner required by this Section 2. Stockholder understands and acknowledges that the Investors are entering into the Investment Agreement and the applicable Investment Documents in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in consideration of the execution of the Investment Agreement by the Investors, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient at law to support an irrevocable proxy and may under no circumstances be revoked except upon the termination of this Agreement in accordance with its terms. Stockholder hereby ratifies and confirms all actions that such proxyholder may lawfully take or cause to be taken by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable, and the exercise of the voting rights of the Subject Shares in the manner required by this Section 2 is intended to be enforceable, in accordance with the provisions of all applicable Law, including Sections 212 and 218 of the DGCL. The irrevocable proxy granted hereunder shall remain in full force and effect for the Term. With respect to the proxy granted hereunder by Stockholder, Audi agrees not to exercise this proxy if Stockholder complies with its obligations in this Agreement. Stockholder shall take all further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this irrevocable proxy. Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, with respect to the matters set forth in Section 2(a) are revocable and hereby revokes any and all such proxies.

(c) Transfers. Stockholder shall not, (i) directly or indirectly offer, sell (including short sales), transfer, tender, assign, exchange, pledge, encumber or otherwise dispose of (including by gift, merger or operation of law) (collectively, “Transfer”), or enter into any contract, option, derivative, hedging, swap, forward or other agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to a Transfer of, any of the Company Shares, or any interest therein, to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, (iii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares, (iv) agree to divest itself of any voting rights in the Subject Shares or (v) commit or agree to take any of the foregoing actions. Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void ab initio and that any such prohibited Transfer may and should be enjoined. If any involuntary Transfer of any of the Company Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Term. The Company agrees that if Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Company Shares other than in strict compliance with this Agreement, the Company shall not (x) permit any such Transfer on the Company’s books and records, (y) issue a new certificate or instrument representing any of the Company Shares or permit any book entries for any such Transfer with respect to any Company Shares that are in uncertificated form or (z) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(d) Other Offers. Stockholder shall not engage, nor shall Stockholder authorize or permit any investment banker, attorney, accountant or other representative or agent (collectively, the “Stockholder Representatives”) of Stockholder to engage, directly or indirectly, in any of the following actions: (i) initiate, solicit or knowingly encourage a Company Acquisition Proposal; (ii) furnish to any Person (other than the Investors and Porsche) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than the Investors) access to the properties, books, records or other non-public information of the Company or any of its Subsidiaries, in any such case, with the intent to induce the making, submission or announcement of, or the intent to encourage, a Company Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to a Company Acquisition Proposal (other than, in response to an unsolicited inquiry, to refer the inquiring person to this Section 2(d) or Section 7.02 of the Investment Agreement); or (iv) enter into or accept any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar document or agreement relating to a Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Affiliate of Stockholder or by a Stockholder Representative or any of its Affiliates shall be deemed to be a breach of this Section 2(d) by Stockholder. For the avoidance of doubt, nothing in this Section 2(d) shall limit or affect any actions or omissions taken by Stockholder in its capacity as a director of the Company and no such actions or omissions shall be deemed a breach of this Section 2(d).

(e) Voting Trusts. Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement with respect to the voting of the Subject Shares other than as provided herein.

(f) Communications. Stockholder shall not, and shall not permit the Stockholder Representatives to, issue any press release or make any other public statement with respect to this Agreement, the Investment Agreement, the Porsche Merger Agreement, the other Transaction Documents, any Company Acquisition Proposal, or any of the Transaction without the prior written consent of the Company, Audi and Porsche, other than as required by the Exchange Act. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Audi, Parent, Merger Sub, the Company and Porsche (including in any publicly filed documents relating to the Transactions) of: (x) Stockholder’s identity; (y) Stockholder’s beneficial ownership of the Company Shares; and (z) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Audi, Parent, Merger Sub, the Company or Porsche determines to be necessary in any SEC disclosure document in connection with the Transactions and (ii) agrees as promptly as practicable to notify Audi, the Company and Porsche of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

(g) No Limitation. Notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from taking any action (or failing to take any action) in good faith in his or her capacity as a director or officer of the Company (including to the extent permitted by the Investment Agreement), or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, and no action taken in good faith in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; provided that any action so taken or omitted shall not relieve Stockholder from its obligations hereunder. All rights, ownership and economic benefits of and relating to the Company Shares shall remain vested in and belong to Stockholder, and, notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from voting in its sole discretion on any matter other than the matters referred to in Section 2(a) hereof.

(h) No Appraisal Rights. Stockholder hereby acknowledges and agrees that, in accordance with the DGCL, no appraisal rights shall be available to any holders of Company Common Stock, including Stockholder, in connection with the Parent Merger. Without limiting the foregoing, Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Audi, the Investors, Company, Parent or any of their respective Affiliates, successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of or damages in connection with, this Agreement, the Investment Agreement, the Porsche Merger Agreement or any other Transaction Document, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the Investment Agreement, the Porsche Merger Agreement or any other Transaction Document.

(i) No Additional Consideration. Stockholder hereby acknowledges that it is familiar with and has reviewed the Investment Agreement and the Porsche Merger Agreement and understands that the only consideration it will receive as a holder of Company Shares in connection with the Transactions are the direct and indirect benefits in respect of the Company Common Stock that will result from the purchase and sale of the Investment Shares and the consummation of the other Transactions.

3. Termination. The term of this Agreement (the “Term”) shall begin on the date hereof and shall terminate upon the earliest to occur of (i) the mutual consent of the Parties set forth in a written instrument signed by each of the Parties, (ii) the Effective Time (as defined in the Porsche Merger Agreement), (iii) the termination of the Investment Agreement and the Porsche Merger Agreement in accordance with their respective terms, (iv) the occurrence of a Company Adverse Recommendation Change made by the Company Board in compliance with the terms of the Investment Agreement and (v) the effectiveness of any amendment, modification or supplement to the Investment Agreement, in each case, where such amendment, modification, supplement would change the conversion of each share of Company Common Stock into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock; provided, however, that (x) this Section 3 and Section 5 shall survive the termination of this Agreement and (y) the termination of this Agreement shall not relieve Stockholder from liability for its willful and material breach of any terms of this Agreement.

4. Further Assurances. Stockholder shall, from time to time, without payment of additional consideration, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company, Audi or Porsche may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5. General Provisions.

(a) Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of Audi and Stockholder at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that any amendment, modification or supplement that materially and adversely affects the rights of the Company, or materially increases the obligations of the Company, shall be made only with the approval of the Company; provided further, however, that any amendment, modification or supplement that materially and adversely affects the rights of Porsche, or materially increases the obligations of Porsche, shall be made only with the approval of Porsche.

(b) Extension; Waiver. Subject to the remainder of this Section 5(b), at any time prior to the Closing, the Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by: (i) in the case of any such waiver or extension of which Stockholder is the beneficiary, Audi and Porsche; (ii) in the case of any such waiver or extension of which Audi or Porsche is the beneficiary, Stockholder; and (iii) in the case of any such waiver or extension of which the Company is the beneficiary, Stockholder and Audi. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by such Party, as the case may be, of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

(c) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement and any schedules attached hereto, the following rules of interpretation shall apply:

(i) The schedules to this Agreement are hereby incorporated and made a part hereof and is an integral part of this Agreement. Any capitalized terms used in such schedules but not otherwise defined therein shall be defined as set forth in this Agreement;

(ii) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(iii) The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified;

(iv) The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

(v) The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

(vi) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties, as closely as possible in an acceptable manner in order that the Investment Transactions be consummated as originally contemplated to the fullest extent possible.

(e) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 5(f)):

If to Audi:

Abry Partners

888 Boylston Street

Suite 1600

Boston, MA 02199

Attention: John Hunt

E-Mail: jhunt@abry.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

E-mail: ssiesser@lowenstein.com

If to the Company:

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Attention: Chris Wolfe

E-Mail: cwolfe@id-systems.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Jeffrey S. Spindler

E-mail: jspindler@olshanlaw.com

If to Porsche:

Pointer Telocation Ltd.

14 Hamelacha Street

Rosh Haayin 4809133

Israel

Attention: David Mahlab

E-Mail: Davidm@pointer.com

with a copy (which shall not constitute notice) to:

Zysman, Aharoni, Gayer & Co. (ZAG/S&W)

Beit Zion, 41-45 Rothschild

Blvd, Tel Aviv 6578401

Israel

Attention: Shy S. Baranov

Email: sbaranov@zag-sw.com

If to Stockholder:

to the address set forth on Stockholder’s signature page affixed hereto.

(g) Entire Agreement; Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and (b) is not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective successors and permitted assigns.

(h) Governing Law; Exclusive Jurisdiction.

(i) This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

(ii) Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and such Party irrevocably agrees that all claims with respect to such Proceeding shall be heard and determined in such courts. Each of the Parties hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 5(f) or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. Each of the Parties agrees that a judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(iii) WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES TO THE WAIVER OF EACH RESPECTIVE PARTY’S RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(h)(iii).

(i) Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, that Audi may assign, or may cause its permitted Affiliates to assign, this Agreement to any entity in accordance with the procedures set forth in the following sentence. Audi and/or the Company may assign (without Stockholder’s consent) this Agreement and any or all of its respective rights or obligations hereunder to any of its respective Affiliates or to any lender to the Company or any of its Subsidiaries.

(j) Remedies. The Parties agree that irreparable damage would occur in the event that any term or provision of this Agreement was not performed by any Party in accordance with the terms hereof and that each Party shall be entitled to (after obtaining the appropriate court order pursuant to this Section 5(j)) an injunction or injunctions to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such Party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security or proving the adequacy or inadequacy of damages or remedies at Law. Each of the Parties hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another Party under this Agreement. Notwithstanding anything to the contrary herein, any Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled at law or in equity, including the right to pursue remedies for liabilities or monetary damages incurred or suffered by such Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

ABRY SENIOR EQUITY V, L.P.

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

ABRY SENIOR EQUITY CO-INVESTMENT FUND V, L.P.

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

POINTER TELOCATION LTD.

By:	/s/ Yossi Ben Shalom
Name:	Yossi Ben Shalom
Title:	Chairman of the Board of Directors

By:	/s/ David Mahlab
Name:	David Mahlab
Title:	President and Chief Executive Officer

EMANCIPATION MANAGEMENT LLC

By:	/s/ Charles Frumberg
Name:	Charles Frumberg
Title:	Managing Member

New York
Print jurisdiction of organization of entity

Address:
825 Third Avenue
New York, New York 10022
Attention: Charles Frumberg
E-mail: cf@emancipationcapital.com

EMANCIPATION CAPITAL MASTER, LTD.

By:	/s/ Charles Frumberg
Name:	Charles Frumberg
Title:	Managing Member

Delaware
Print jurisdiction of organization of entity

Address:
825 Third Avenue
New York, New York 10022
Attention: Charles Frumberg
E-mail: cf@emancipationcapital.com

EMANCIPATION CAPITAL SPV IV LLC

By:	Emancipation Capital LLC, its managing member

By:	/s/ Charles Frumberg
Name:	Charles Frumberg
Title:	Managing Member

Delaware
Print jurisdiction of organization of entity

Address:
825 Third Avenue
New York, New York 10022
Attention: Charles Frumberg
E-mail: cf@emancipationcapital.com

EMANCIPATION CAPITAL LLC

By:	/s/ Charles Frumberg
Name:	Charles Frumberg
Title:	Managing Member

New York
Print jurisdiction of organization of entity

Address:
825 Third Avenue
New York, New York 10022
Attention: Charles Frumberg
E-mail: cf@emancipationcapital.com

SCHEDULE A

Stockholder	Number of Subject Shares
Emancipation Management, LLC	1,709,426	[1]
Emancipation Capital Master, Ltd.	692,010
Emancipation Capital SPV IV LLC	1,017,416
Emancipation Capital LLC	1,709,426	[2]

1 Emancipation Management, LLC serves as the investment manager of Emancipation Master Ltd. (“Emancipation Master”) and Emancipation Capital SPV IV (“Emancipation SPV IV”) and may be deemed to indirectly beneficially own the securities directly held by Emancipation Master and Emancipation SPV IV.

2 Emancipation Capital LLC is the managing member of Emancipation Master and Emancipation SPV IV and may be deemed to indirectly beneficially own the securities held by Emancipation Master and Emancipation SPV IV.

[Schedule A to voting and support agreement]

SCHEDULE B

Stockholder	Number of Options	Number of Company Restricted Stock Awards
Emancipation Management, LLC	0	0
Emancipation Capital Master, Ltd.	0	0
Emancipation Capital SPV IV LLC	0	0
Emancipation Capital LLC	0	0

[Schedule b to voting and support agreement]